                                                                    Exhibit 10.7

                             CONTRIBUTION AGREEMENT



         This is a Contribution Agreement, dated as of November 30, 1998, between DST Systems Inc., a Delaware corporation (the "CONTRIBUTOR"), and Boston EquiServe Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP").

         WHEREAS, each of Contributor and the Partnership operates a shareholders services business;

         WHEREAS, Contributor has agreed, pursuant to the Development Agreement, to develop proprietary software known as the Fairway System for use by the Partnership in the Partnership Shareholder Services Business; and

         WHEREAS, subject to the terms and conditions set forth below and in the Development Agreement, Contributor desires to contribute, and to cause Contributor GP (as defined below) to contribute, and the Partnership desires to accept, the Fairway System (as defined below) and certain assets used in the shareholder services business of Contributor in exchange for the issuance to the Contributor, or an affiliate of the Contributor, of a 19.5% limited partnership interest (as set forth herein) in the Partnership and the issuance to, DST Stock Transfer, Inc., a wholly owned subsidiary of Contributor (the "CONTRIBUTOR GP") of a 0.5% general partnership interest in the Partnership;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following capitalized terms have the following meanings:

         "ACCEPTANCE TESTING" shall have the meaning set forth in the Development Agreement.

         "ACQUIRED INTELLECTUAL PROPERTY" means the Acquired Assets referred to in Sections 2.1(a) and 2.1(b) hereof and the STS License.

         "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of power to direct or cause the direction of the management

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                                       2

and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Contribution Agreement, including all exhibits and schedules hereto, as amended, restated or supplemented from time to time.

         "BANK ONE" means BANK ONE CORPORATION, a Delaware corporation.

         "BANK ONE CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated as of February 9, 1998, by and between BANK ONE and the Partnership.

         "BANK ONE SUB" means FCTC General, Inc., a Delaware corporation.

         "BFDS" means BFDS Limited, Inc., a Massachusetts corporation.

         "BFDS SUB" means BFDS General, Inc., a Massachusetts corporation.

         "BKB" means BankBoston, N.A., a national banking association.

         "BKB SUB" means BancBoston Services, Inc., a Massachusetts corporation.

         "BUSINESS DAY" means any other day than a day on which either the Contributor or the Partnership is not open for business.

         "CONTRIBUTED BUSINESS" shall mean the Acquired Assets and STS Customer Contracts.

         "CONTRIBUTOR" has the meaning set forth in the preamble.

         "CONTRIBUTOR GP" has the meaning set forth in the recitals.

         "CONTRIBUTOR MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of Contributor or the Contributor GP to consummate the transactions contemplated hereby or on the business, results of operations, properties (including intangible properties), assets, liabilities or financial condition of the Contributed Business.

         "DELTA VANTAGE SYSTEM" means all of the Partnership's right, title and interest in and to the computer program codes (including all object code, source code, documentation and other media containing such code) comprising the "Delta Vantage System" used by the Partnership to perform corporate stock transfer, bond processing and mutual fund fulfillment functions and applicable interfaces therefor, whether completed or in the process of development, and all enhancements, upgrades or other modifications thereto.

         "DELIVERY DATE" means the date by which each Release shall be delivered by Contributor to the Partnership for Acceptance Testing as set forth in the Development Agreement.

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                                       3

         "DEVELOPMENT AGREEMENT" means the agreement dated as of the date hereof by and between the Partnership and the Contributor pursuant to which Contributor agrees to develop and deliver the Fairway System for the Partnership, a copy of which is attached hereto as EXHIBIT A.

         "DISPUTE RESOLUTION PROCEDURES" shall have the meaning set forth in the Development Agreement.

         "FAIRWAY DATA PROCESSING AGREEMENT" means the Data Processing Service Agreement to be entered into as of the date of the Final Closing by and between the Contributor and the Partnership, in the form attached hereto as EXHIBIT B.

         "FAIRWAY REMOTE SERVICE AGREEMENT" means the Remote Service Agreement to be entered into as of the date hereof by and between the Contributor and the Partnership, a copy of which is attached hereto as EXHIBIT C.

         "FUNCTIONALITY" has the meaning set forth in the Development Agreement.

         "GAAP", when used with respect to financial statements of any Person, means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved by such Person.

         "GOVERNMENT AUTHORITY" means any federal, national, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

         "INTERIM ACCEPTANCE" shall have the meaning set forth in the Development Agreement.

         "PARTNERSHIP" has the meaning set forth in the preamble.

         "PARTNERSHIP AGREEMENT" means the Second Amended and Restated Limited Partnership Agreement, to be entered into as of the Initial Closing Date, among BKB, BFDS, BANK ONE, Contributor, BKB Sub, BFDS Sub, BANK ONE Sub and Contributor GP in the form attached hereto as SCHEDULE 10.2(a).

         "PARTNERSHIP BUSINESS" means the business of providing services to:

                  (a) corporations and other securities issuers (excluding open-end investment companies and unit investment trusts but including limited partnerships, closed-end investment companies and issuers of American Depository Receipts) (i) as registrar, transfer agent, dividend disbursement agent, employee stock purchase plan agent, redemption agent, rights agent, exchange agent, tender agent and reorganization agent, as applicable, (ii) as registrar and paying agent for debt instruments (other than debt instruments with respect to which such registrar or paying agent also acts as indenture trustee, fiscal agent, issuing and paying agent, custodian or in similar capacities), (iii) as proxy processing servicer, employee stock plan administrator, stock option administrator, dividend reinvestment plan administrator and (iv) in similar capacities,

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                                       4

                  (b) stockholders and creditors as claims processor and in similar capacities, including class action administration services, and/or

                  (c) government employees as government allotment administrator and in similar capacities.

         "PARTNERSHIP BUSINESS CONTRACTS" means the agreements entered into between the Partnership or the Partnership Subsidiary, as applicable, and its customers from time to time in connection with the Partnership Business, as such agreements may be in effect from time to time, and the agreements entered into between the existing partners in the Partnership and their respective customers, the servicing obligations under which have been delegated to and the rights to which have been assigned to the Partnership pursuant to the Shareholder Services Agreements.

         "PARTNERSHIP INTELLECTUAL PROPERTY" means all of the rights of the Partnership or the Partnership Subsidiary, as applicable, in any trademarks, service marks, trade names, design patents, patents, works of authorship, copyrights, logos, inventions, computer software, trade secrets and other confidential know-how protectible under applicable federal, state or foreign law, and any other similar types of proprietary intellectual property protectible under applicable federal, state or foreign law including all applications, pending applications and registrations therefor, in each case to the extent used by the Partnership or the Partnership Subsidiary, as applicable, in connection with the conduct of the Partnership Business.

         "PARTNERSHIP MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of Partnership to consummate the transactions contemplated hereby or on the business, results of operations, properties (including intangible properties), assets, liabilities or financial condition of the Partnership and its subsidiaries.

         "PARTNERSHIP SUBSIDIARY" means Boston EquiServe Trust Company, N.A., limited purpose national bank.

         "PARTNERSHIP THIRD PARTY INTELLECTUAL PROPERTY" means Partnership Intellectual Property that is not owned by the Partnership or the Partnership Subsidiary, as applicable, and is used by the Partnership or the Partnership Subsidiary, as applicable, in the Partnership Business.

         "PERMITTED LIENS" means any of the following liens created, incurred or suffered to exist in, of or on the property of any Person: (i) liens for taxes, assessments or governmental charges or levies, if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings; (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, as appropriate; (iii) liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the Shareholder Services Business of such Person; and (v) liens existing on the date hereof and described (x) in the case of Contributor or the Contributor GP on SCHEDULE 1B and (y) in the case of the Partnership, on
SCHEDULE 1C.

         "PERSON" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization or other entity and any government, governmental department or agency or political subdivision thereof.

         "RELATED AGREEMENTS" means those agreements by and between the Partnership and the Contributor or the Contributor GP listed on SCHEDULE 1D attached hereto.

         "RELEASE" means any of Release 1.1, Release 1.2, Release 1.2.5, Release 1.3, or Release 1.3.5.

         "RELEASE 1.2" means version 1.2 of the Fairway System to be developed by Contributor and as more fully described in the Development Agreement.

         "RELEASE 1.2.5" means version 1.2.5 of the Fairway System to be developed by Contributor and as more fully described in the Development Agreement.

         "RELEASE 1.3" means version 1.3 of the Fairway System to be developed by Contributor and as more fully described in the Development Agreement.

         "RELEASE 1.3.5" means version 1.3.5 of the Fairway System to be developed by Contributor and as more full described in the Development Agreement.

         "SHAREHOLDER SERVICES AGREEMENTS" means Services Agreements between BKB and the Partnership and between SSBT and the Company, each dated September 29, 1995, as in effect from time to time.

         "SPECIFICATIONS" shall have the meaning set forth in the Development Agreement.

         "STS CUSTOMER CONTRACTS" means the contracts listed on SCHEDULE 1A hereto.

         "STS DATA PROCESSING AGREEMENT" means the Data Processing Service Agreement to be entered into as of the date of the Contributed Business Closing by and between the Contributor and the Partnership, in the form attached hereto as EXHIBIT D.

         "STS LICENSE" means the royalty-free, worldwide license to the STS System Software (as such term is defined in the STS License), including all source code, object code and documentation, to be entered into as of the date of the Contributed Business Closing by and between Contributor or Contributor GP and the Partnership, substantially in the form of the license agreement) attached as EXHIBIT G.

         "SSBT" means State Street Bank and Trust Company, a Massachusetts trust company.

         1.2. CROSS REFERENCES TO CERTAIN TERMS DEFINED ELSEWHERE IN THIS AGREEMENT.


                          TERM                                         SECTION
                          ----                                         -------
                  Acquired Assets                                      2.1
                  BANK ONE Business                                    5.8
                  Claim                                                12.3
                  Closing(s)                                           8.7
                  Closing Dates(s)                                     8.7
                  Contributed Business Closing                         8.3(a)
                  Contributed Business Closing Date                    8.3(a)
                  Contributor Customers                                4.8(e)
                  Contributor Losses                                   12.1
                  Contributor Necessary Permits                        4.6
                  Contributor Shareholder Services Agreement          10.4(a)
                  Delivery Default                                     8.5(a)
                  Delivery Default Closing Date                        8.5(b)
                  Delta Vantage Technical Documentation                5.18
                  Disclosing Party                                     6.5(b)
                  Encumbrances                                         4.3
                  Fairway System                                       2.1(b)
                  FCNB Business                                        5.8
                  Final Acceptance Default                             8.6(a)
                  Final Acceptance Default Closing                     8.6(b)
                  Final Acceptance Default Closing Date                8.6(b)
                  Final Closing                                        8.4(a)
                  Final Closing Date                                   8.4(a)
                  Indemnified Party                                    12.3(a)
                  Indemnifying Party                                   12.3(a)
                  Initial Closing                                      8.1(a)
                  Initial Closing Date                                 8.1(a)
                  Information                                          6.5(b)
                  Interim Closing                                      8.2(a)
                  Interim Closing Date                                 8.2(a)
                  Partnership Assets                                   5.3
                  Partnership Contracts                                5.12(a)
                  Partnership Customers                                5.12(d)
                  Partnership Employees                                5.19
                  Partnership Losses                                   12.2
                  Partnership Necessary Permits                        5.10
                  Proxy and Retained Rights License                    2.2
                  Retained Liabilities                                 3
                  Retained Rights                                      2.2
                  Securities Act                                       4.12
                  Subject Losses                                       12.5

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                                       7


                  Third Party Claim                                    12.3
                  Undelegated Contracts                                7.1(c)


                                    ARTICLE 2

                             CONTRIBUTION OF ASSETS

         2.1. ACQUIRED ASSETS. Subject to the terms and conditions set forth in this Agreement, the Contributor hereby agrees to, and to cause Contributor GP to, contribute, assign, transfer and deliver to the Partnership, and the Partnership hereby agrees to accept, acquire and take assignment and delivery of, all of the following assets of the Contributor and the Contributor GP, all of which assets are hereinafter referred to collectively as the "ACQUIRED ASSETS":

                  (a) All of the rights of the Contributor and the Contributor GP in any trademarks, service marks, trade names, design patents, patents, works of authorship, copyrights, logos, inventions, computer software, trade secrets and other confidential know-how protectible under applicable federal, state or foreign law, and any other similar types of proprietary intellectual property protectible under applicable federal, state or foreign law including all applications, pending applications and registrations therefor, in each case to the extent used by Contributor or the Contributor GP in connection with the use of the Contributed Business and required for the Partnership to satisfy its obligations under the Contributor Shareholder Services Agreement, as described on SCHEDULE 2.1(a) hereto;

                  (b) All of the right, title and interest of the Contributor and the Contributor GP in and to all of the assets comprising the "Fairway System" being developed by the Contributor pursuant to the Development Agreement (as such term is more fully described in the Development Agreement, the "FAIRWAY SYSTEM") including all documentation and deliverables required to be delivered with the Fairway System pursuant to the Development Agreement;

                  (c) Copies of (i) the accounting books, records and ledgers of the Contributor and the Contributor GP relating to and used in or for the Contributed Business, (ii) copies of all documents and records relating to the Contributed Business, (iii) copies of the STS Customer Contracts, and (iv) and all historical source data and other information relating to the Contributed Business electronically stored or otherwise recorded;

                  (d) All customer lists, customer records and information relating to the Contributed Business (to the extent transferable);

                  (e) To the extent transferable, all licenses, permits or governmental approvals applied for by, or issued or given to the Contributor with respect to the Contributed Business, as described on
         SCHEDULE 2.1(e) hereto; and

         2.2 CONTRIBUTOR RETAINED RIGHTS. Notwithstanding the assignment and contribution of the Fairway System to the Partnership, Contributor shall retain a fully-paid, non-exclusive, perpetual, irrevocable, worldwide license to (i) use and to provide to others the know-how, solutions and objects developed for or included in the Fairway System without limitation and (ii) use the separable, discrete Functionality relating solely to proxy processing, (the "RETAINED RIGHTS"), in the form attached as EXHIBIT E (the "PROXY AND RETAINED RIGHTS LICENSE"), except only that Contributor may only use the Retained Rights in compliance with the provisions of Section 16 of the form of Partnership Agreement attached as SCHEDULE 10.2(a) hereto notwithstanding the fact that the Partnership Agreement has not been executed by the parties as of the date of this Agreement.

         2.3 EXCLUDED ASSETS. Except for the Acquired Assets, neither Contributor nor Contributor GP are contributing, assigning, or delivering to the Partnership any assets.

                                    ARTICLE 3

                            ASSUMPTION OF OBLIGATIONS

         Anything in this Agreement to the contrary notwithstanding, the Partnership shall not assume, and shall not be deemed to have assumed, any liability or obligation of the Contributor or Contributor GP or the Contributed Business whatsoever other than as specifically set forth in the Contributor Shareholder Services Agreement (with all such non-assumed liabilities and obligations referred to herein as the "RETAINED LIABILITIES").


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

         As a material inducement to the Partnership to enter into this Agreement, Contributor hereby represents and warrants to the Partnership as follows (with any item specifically disclosed in a Schedule hereunder deemed to be disclosed for the purposes of any other Schedule hereunder):

         4.1. ORGANIZATION, ETC. Each of the Contributor and Contributor GP is a corporation duly organized and validly existing under its jurisdiction of organization. Contributor GP has all requisite corporate power and authority to own and operate the Acquired Assets and to carry on the Contributed Business as now conducted by it. Each of Contributor and Contributor GP has the requisite corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

         4.2. AUTHORITY; COMPLIANCE WITH OTHER INSTRUMENTS; ENFORCEABILITY. The execution, delivery and performance of this Agreement and each of the Related Agreements to which either Contributor or Contributor GP is a party have been duly authorized by all necessary corporate action on the part of Contributor or Contributor GP, as applicable, and will not result in any violation of or conflict with or constitute a default under (i) any term of the charter or by-laws or other constitutive documents of Contributor or Contributor GP, as applicable, or (ii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to Contributor or Contributor GP, as applicable, or otherwise result in the creation of any Encumbrance upon any of the Acquired Assets, except for any such violation, conflict or default under clause (ii) above or any such Encumbrance which shall not, individually or in the aggregate, have a Contributor Material Adverse Effect. This Agreement has been duly executed and delivered by Contributor and constitutes, and each Related Agreement to which either Contributor or Contributor GP is a party when executed and delivered by them will constitute, the legal, valid and binding obligation of Contributor or Contributor GP, as applicable, enforceable against Contributor or Contributor GP, as applicable, in accordance with the terms hereof or thereof, subject only to the provisions of bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other laws affecting the enforcement generally of creditors' rights and remedies.

         4.3. TITLE TO ACQUIRED ASSETS. Contributor GP is the lawful owner of, has good and valid title to, and, except for the consents to transfer described on SCHEDULE 4.3 hereto, has the right to convey, transfer, assign and deliver all of the Acquired Assets. Except as set forth on SCHEDULE 4.3 hereto, all of the Acquired Assets and STS Customer Contracts are free and clear of any security interests, pledges, liens, mortgages, deeds of trust, conditional sales agreements, title retention agreements, material defects as to title or restrictions against the transfer and assignment thereof (other than Permitted Liens and other than restrictions against transfer and assignment in the STS Customer Contracts) (collectively, "ENCUMBRANCES"). At each Closing, Contributor will cause Contributor GP to, and the Contributor GP will, convey, transfer, assign and deliver to the Partnership the Acquired Assets required to be conveyed at such Closing, free and clear of any Encumbrances other than Permitted Liens. There are no filings under the Uniform Commercial Code or similar statute in any jurisdiction showing Contributor or Contributor GP as debtor which create or perfect or which purport to create or perfect any Encumbrance in or on any of the Acquired Assets other than Permitted Liens.

         4.4. GOVERNMENTAL CONSENTS. Except for the Consent of the Federal Reserve Bank of New York under its STS Customer Contract, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement or any Related Agreements by Contributor or Contributor GP or for the consummation by Contributor or Contributor GP of the transactions contemplated hereby or thereby.

         4.5. [RESERVED]

         4.6. COMPLIANCE WITH LAWS, ETC. Each of Contributor and the Contributor GP is, and after giving effect to the transactions contemplated hereby, Contributor and the Contributor GP will be, in compliance with all rules and regulations applicable to the Contributed Business under applicable federal or state law, except for any lack of compliance which, individually or in the aggregate, would not have a Contributor Material Adverse Effect. In addition, Contributor and the Contributor GP have all licenses, permits, ratings and approvals of all federal, state, local or foreign governmental or regulatory bodies necessary for Contributor and the Contributor GP to operate the Contributed Business as presently operated, except for any licenses, permits, ratings and approvals the absence of which, individually or in the aggregate, would not have a Contributor Material Adverse Effect (the "CONTRIBUTOR NECESSARY PERMITS"). SCHEDULE 4.6 lists all Contributor Necessary Permits. To the knowledge of Contributor and the Contributor GP, (a) all of the Contributor Necessary Permits are in full force and effect, and (b) no suspension or cancellation of any Contributor Necessary Permit has been threatened, and no proceeding seeking any such suspension or cancellation is pending.

         4.7. LITIGATION, ETC. No civil, criminal, administrative or other regulatory governmental action, suit, demand, claim, hearing, proceeding or investigation is as of the date of this Agreement or as of the each Closing Date pending or, to the knowledge of Contributor and the Contributor GP, threatened, against Contributor and the Contributor GP or any of their directors or officers which questions (a) the validity of this Agreement or challenges any of the transactions contemplated hereby or (b) otherwise relates to the Contributed Business or any of the Acquired Assets.

         4.8. CONTRACTS.

                  (a) Each of the STS Customer Contracts is a valid, binding and enforceable obligation of Contributor or Contributor GP party thereto, and, to the knowledge of Contributor or the Contributor GP, the other party or parties thereto (subject only to the provisions of bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other laws affecting the enforcement generally of creditors' rights and remedies) and is in full force and effect. There are no material oral modifications in effect with respect to any of the STS Customer Contracts except as described on SCHEDULE 4.8(a).

         (b) Except for the requirement to obtain consents as identified on
SCHEDULE 4.3 and as provided in SCHEDULE 4.8(e), neither Contributor nor the Contributor GP party thereto nor, to the knowledge of Contributor or Contributor GP, the other party or parties thereto, is in breach or non-compliance, or, to the knowledge of Contributor and Contributor GP, is considered to be in breach or non-compliance by the other party thereto, and no event has occurred or, other than with respect to obligations not currently due, failed to occur which event or failure would, with the passage of time or the giving of notice or both, be a breach of any term of any of the STS Customer Contracts.

         (c) Except as set forth on SCHEDULE 4.3, no STS Customer Contract contains, in the aggregate, terms (i) commercially unreasonable or (ii) not customary in similar contracts pertaining to the provision of services provided in the Shareholder Services Business.

         (d) All of the STS Customer Contracts require the consent of the customer to delegate Contributor's obligations thereunder. No other consents are required to delegate to the Partnership the services to be performed by the Partnership under the STS Customer Contracts.

         (e) SCHEDULE 4.8(e) sets forth the name of each customer pursuant to each STS Customer Contract (the "CONTRIBUTOR CUSTOMERS"), and the gross revenues received by

Contributor and Contributor GP from each Contributor Customer for each of the years 1996, 1997 and for the ten-month period ending October 31, 1998. Except as disclosed on SCHEDULE 4.8(e) (such Schedule 4.8(e) to be updated for purposes of this representation as of the Contributed Business Closing Date, which changes shall not be deemed inaccuracies for the purpose of this representation and warranty unless such changes were known as of the date of this Agreement), as of the date of this Agreement and as of the Contributed Business Closing Date, neither Contributor nor the Contributor GP has any knowledge that any Contributor Customer (i) has expressed any material dissatisfaction with the business relationship between the Contributor Customer and Contributor or the Contributor GP concerning the Contributed Business provided by the Contributor,
(ii) has notified Contributor or the Contributor GP orally or in writing that it intends to terminate a STS Customer Contract or an existing relationship concerning the Contributed Business provided by Contributor or seek a payment or reduction in fees, or (iii) has informed Contributor or the Contributor GP that it believes the assignment of, or delegation of duties under, its STS Customer Contract would violate the terms of such contract or entitle the Contributor Customer to a payment or reduction in fees. Except as set forth in SCHEDULE 4.8(e), as of the date of this Agreement and the Contributed Business Closing Date, none of the Contributor Customers is an Affiliate of Contributor or Contributor GP.

         4.9. INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 4.9(a) sets forth a complete list of all third-party software utilized to support the software subject to the STS License and run such software on user workstations, all of which is generally available to the public.

                  (b) Neither Contributor, Contributor GP nor any of their Affiliates has authorized any Person to use any of the Acquired Intellectual Property other than the Partnership and pursuant to the STS Customer Contracts.

                  (c) The right, title and interest to be assigned, transferred and conveyed to the Partnership by Contributor and the Contributor GP with respect to the Acquired Intellectual Property pursuant to this Agreement will be, subject to receipt by Contributor or Contributor GP of any necessary third party consents or approvals, adequate to vest the Partnership with such right, title and interest in and to the Acquired Intellectual Property as shall be necessary to enable the Partnership to conduct the Contributed Business in the manner such business is currently conducted by Contributor and the Contributor GP and to use the Fairway System.

                  (d) Except as set forth on SCHEDULE 4.3, there are no Encumbrances on any of the Acquired Intellectual Property. Except as set forth on SCHEDULE 4.3, neither Contributor nor the Contributor GP has received any claim or demand asserted in writing by any Person pertaining to the Acquired Intellectual Property, and no proceedings have been instituted or are pending or threatened in writing which challenge the rights of Contributor or the Contributor GP, in respect thereof. Except as set forth on SCHEDULE 4.3, none of the proprietary rights of Contributor or the Contributor GP in the Acquired Intellectual Property violates the rights of any Person or is being violated by any other Person, other than violations that would not, individually or in the aggregate, have a Contributor Material Adverse Effect. None of the Acquired

Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction or agreement binding on Contributor or Contributor GP restricting the scope of its use by Contributor or, to the knowledge of Contributor or the Contributor GP, is subject to any other restriction on the scope of such use. Neither Contributor nor Contributor GP is violating the rights of any Person with respect to any Acquired Intellectual Property.

         4.10. NON-COMPETITION AGREEMENTS. Except as set forth in SCHEDULE 4.10, neither Contributor nor Contributor GP is a party to or bound by any agreement, written or oral, which is, or as a result of the transactions contemplated hereby would become, applicable to the Partnership or any of its Affiliates or its current or future employees and which would in any way limit the ability or authority of the Partnership or any of its Affiliates or its current or future employees to compete with, or engage in, any line of business contemplated to be conducted by the Partnership, including, without limitation, the Contributed Business or any and all transfer agency functions.

         4.11. BROKERAGE AGREEMENTS. Neither Contributor nor the Contributor GP nor any Affiliate of Contributor or Contributor GP has employed or is subject to any valid claim of any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would be entitled to any commission or broker's or finder's fee in connection with the transactions contemplated hereby.

         4.12. INVESTMENT REPRESENTATION. Each of Contributor and Contributor GP
(i) understands that the partnership interests to be issued in exchange for the Acquired Assets and Contributed Business have not been and will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon the exemption provided in Section 4(2) of the Securities Act, or registered or qualified under the securities laws or "blue sky" laws of any jurisdiction; (ii) represents and warrants that Contributor and Contributor GP, respectively, (a) have such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Partnership, (b) are able to bear the economic risk of an investment in the Partnership and (c) are "accredited investors" within the meaning of Section 2(15) of the Securities Act and (iii) are acquiring the partnership interests for their own respective accounts as to which each exercises sole investment discretion, for investment purposes only and not with a view to any distribution in violation of the Securities Act.

         4.13. THIRD PARTY LICENSE FEES.

         (a) Schedule 4.13 lists, to the knowledge of Contributor, all third party license fees and annual maintenance fees relating to software used by Contributor at its data center facilities to run the Fairway System and the STS System which would be incurred in connection with a transfer of the Fairway System and the STS System to the Partnership if the transfer were to occur at the date of this Agreement.

         (b) All fees incurred by Contributor in connection with the contribution of the Fairway System and the licensing of the STS System to the Partnership, including but not limited to fees resulting from the status of the Partnership as owner of the Fairway System or exclusive licensee of the STS System upon contribution or licensing such systems, shall be paid by the Contributor EXCEPT that such fees shall be paid by the Partnership to the extent such fees are based on (A) additional Functionalities of the Fairway System identified in the course of development of the Fairway System under the Development Agreement; (B) Enhancements (as defined in the Development Agreement) in the Fairway System; or
(C) changes to the Partnership organization or ownership that may cause additional fees to be due. Except for any fees described in clauses (A)-(C) of this Section 4.13, and any other fees expressly set forth in clauses (A), (B) and (E) of Paragraph 2(b)(iii) of the Development Agreement, no additional third party license fees shall be due to or assessed by Contributor in respect of this Agreement; provided, that (i) the direct and indirect ownership of Contributor in the Partnership, in the aggregate, does not fall below 20% (PROVIDED, HOWEVER, that transfers by Contributor of its interest in the Partnership shall not be included within this clause (i)); and (ii) the System and the software included in the Software Requirements are used solely by the Partnership. Except as described above and in Paragraph 2(b)(iii) of the Development Agreement, Contributor will not incur any additional third party software fees without the Partnership's consent, which will not be unreasonably withheld. Contributor will make a reasonable effort to work to minimize the third party license and maintenance fees necessary to run the STS System and the Fairway System following Contribution; provided, that actions taken to minimize such costs shall not (1) subject Contributor to loss of any rights to use any third party software; (2) cause Contributor to incur any penalties or costs; or (3) relieve the Partnership of its responsibility for third party fees as described in clauses (A)-(C) herein and in clauses (A), (B) and (E) of Paragraph 2(b)(iii) of the Development Agreement. The Partnership shall receive Contributor's most favorable customer rates for any proprietary Contributor software in the STS System and the Fairway System; provided, that the Partnership has licensed use of such software for at least as many workstations as other Contributor customers who receive such rates. Notwithstanding any provision of this Section 4.13(b) to the contrary, Contributor shall be responsible for payment of any fees incurred by Contributor in connection with the contribution of the Fairway System and the STS System to the Partnership with respect to any third party software vendor omitted from Schedule 4.13 and not covered by clauses (A)-(C) of this Section 4.13(b).

         4.14. INCREMENTAL FEES UNDER CONTRIBUTED BUSINESS CONTRACTS. Except in connection with obtaining necessary consents as set forth on SCHEDULE 4.3, neither the Contributor nor the Partnership will be required to pay any incremental fee or penalty under any STS Customer Contract as a result of the consummation of the transactions contemplated hereby.

         4.15. ABSENCE OF OTHER WARRANTIES. Except as and to the extent expressly set forth in this Agreement, neither Contributor nor Contributor GP
(i) makes any representations or warranties whatsoever, and (ii) each disclaims any liability and responsibility for any negligent representation, warranty, statement or information made or communicated, by oversight or otherwise (orally or in writing), to the Partnership (including without limitation, any opinion, information, projection, statement or advice which may have been provided to the Partnership by any employee, officer, agent, stockholder or other representative of Contributor or the Contributor GP in connection with the transactions contemplated hereby).

For purposes of this Agreement, the term "knowledge of Contributor", "knowledge of Contributor GP" or similar qualifiers shall be limited to the actual knowledge of any of the officers and employees of the Contributor or the Contributor GP listed on SCHEDULE 4.16 hereto.


                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

         As a material inducement to the Contributor to enter into this Agreement, the Partnership hereby represents and warrants to the Contributor as follows (with any item specifically disclosed in a Schedule hereunder deemed to be disclosed for the purposes of any other Schedule hereunder):

         5.1. ORGANIZATION, ETC.. The Partnership is a Delaware limited partnership validly existing and in good standing under the laws of the State of Delaware or and the Partnership Subsidiary is a limited purpose national bank duly organized under the laws of the United States, and each has all requisite power and authority to own and operate the assets owned by it, to carry on its business as now conducted by it and to enter into this Agreement and the other Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

         5.2. AUTHORITY; COMPLIANCE WITH OTHER INSTRUMENTS; ENFORCEABILITY. The execution, delivery and performance of this Agreement and each Related Agreement to which the Partnership is a party has been duly authorized by all necessary partnership action on the part of the Partnership and will not result in any violation of or conflict with or constitute a default under (i) any term of the Partnership Agreement or other constitutive documents of the Partnership or the Partnership Subsidiary or (ii) any agreement or instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Partnership or the Partnership Subsidiary or otherwise result in the creation of any Encumbrance upon any of the assets of the Partnership or the Partnership Subsidiary, except for any such violation, conflict or default under clause (ii) above or any such Encumbrance which shall not, individually or in the aggregate, have a Partnership Material Adverse Effect. This Agreement has been duly executed and delivered by the Partnership and constitutes, and each Related Agreement to which the Partnership is a party when executed and delivered by the Partnership will constitute, the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms subject only to the provisions of bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other laws affecting the enforcement generally of creditors' rights and remedies.

         5.3. ADEQUACY OF PARTNERSHIP ASSETS. Except as described on SCHEDULE 5.3, the Partnership or the Partnership Subsidiary owns or has the right to all of the assets necessary to conduct the Partnership Business as conducted immediately prior to the date hereof and the Final Closing Date (the "PARTNERSHIP ASSETS") (such SCHEDULE 5.3 to be updated to the Final Closing

Date to reflect changes occurring in the ordinary course of business, which changes shall not be deemed to be inaccuracies for purposes of this representation).

         5.4. TITLE TO PARTNERSHIP ASSETS.

                  (a) The Partnership or the Partnership Subsidiary is the lawful owner of, and has good and valid title to, all of the Partnership Assets necessary to the operation of the Partnership Business as operated on the date hereof and the Final Closing Date. Except as set forth on SCHEDULE 5.4(a) hereto, all of the Partnership Assets and Partnership Contracts are free and clear of any security interests, pledges, liens, mortgages, deeds of trust, conditional sales agreements, title retention agreements, material defects as to title (other than Permitted Liens and other than restrictions against transfer and assignment in the Partnership Business Contracts). There are no filings under the Uniform Commercial Code or similar statute in any jurisdiction showing the Partnership or the Partnership Subsidiary as debtor which create or perfect or which purport to create or perfect any Encumbrance in or on any of the Partnership Assets except with respect to Permitted Liens.

                  (b) All of the Partnership Assets that are in tangible form are located at the addresses set forth in SCHEDULE 5.4(b).

         5.5. PARTNERSHIP INTERESTS. The partnership interests to be issued pursuant to this Agreement are duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

         5.6. BROKERAGE AGREEMENTS. Neither the Partnership nor the Partnership Subsidiary has employed or is subject to any valid claim of any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would be entitled to any commission or broker's or finder's fee in connection with the transactions contemplated hereby.

         5.7. GOVERNMENTAL CONSENTS. Except (a) as set forth on SCHEDULE 5.7 hereto and (b) for filing and recording appropriate documents normally required in connection with conveyance of title to personal and real property, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement or any Related Agreements by the Partnership or for the consummation by the Partnership of the transactions contemplated hereby or thereby.

         5.8. FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 5.8A are copies of the balance sheets of the Partnership as of December 31, 1997, and the related statements of income, changes in stockholders' equity and cash flows for fiscal year 1997, accompanied by the audit report of Ernst & Young, LLP, independent accountants for the Partnership. Attached hereto as SCHEDULE 5.8B are copies of the unaudited balance sheets of the Partnership as of March 31, 1998 and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the three (3) months then ended, including in each case the notes thereto. Attached hereto as SCHEDULE 5.8C are copies of (i) the unaudited pro forma balance sheet as of December 31, 1996 for the shareholder services business to be contributed by BANK ONE pursuant to the BANK ONE Contribution Agreement (the "BANK ONE BUSINESS") and the related unaudited pro forma statement of income, changes in stockholder's equity and cash flows for fiscal year 1996, including in each case the notes thereto, (ii) the unaudited pro forma balance sheet as of November 30, 1997 for the BANK ONE Business and the related unaudited pro forma statement of income, changes in stockholder's equity, and cash flow for the eleven (11) months then ended, including in each case the notes thereto, and (iii) the unaudited pro forma statement of income (including all charges incurred for intercompany purchased services), for the BANK ONE Business for fiscal year 1997, including the notes thereto, in each case, as delivered to the Partnership pursuant to the BANK ONE Contribution Agreement. Except as set forth on SCHEDULE 5.8A, the financial statements of the Partnership fairly present (including the related notes, where applicable) the financial position and results of the operations and cash flows and changes in shareholders' equity of the Partnership for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments and the absence of footnotes thereto). The books and records of the Partnership have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

         5.9. INSURANCE. The Partnership maintains insurance with respect to its business, assets and properties of the kinds, with respect to the risks, and in such amounts as are consistent with prudent business practices.

         5.10. COMPLIANCE WITH LAWS, ETC. Each of the Partnership and the Partnership Subsidiary is, and after giving effect to the transactions contemplated hereby will be, in compliance with all rules and regulations applicable to its business under applicable federal or state law, except for any lack of compliance which, individually or in the aggregate, would not have a Partnership Material Adverse Effect. In addition, the Partnership and each Partnership Subsidiary has all licenses, permits, ratings and approvals of all federal, state, local or foreign governmental or regulatory bodies necessary for the Partnership and each Partnership Subsidiary to operate its business as presently operated, except for any licenses, permits, ratings and approvals the absence of which, individually or in the aggregate, would not have a Partnership Material Adverse Effect (the "PARTNERSHIP NECESSARY PERMITS"). SCHEDULE 5.10 lists all Partnership Necessary Permits. To the knowledge of the Partnership:
(a) all of the Partnership Necessary Permits are in full force and effect, and
(b) no suspension or cancellation of any Partnership Necessary Permit has been threatened, and no proceeding seeking any such suspension or cancellation is pending.

         5.11. LITIGATION, ETC. Except as set forth on SCHEDULE 5.11 hereto, no civil, criminal, administrative or other regulatory governmental action, suit, demand, claim (including employee or employment claims), hearing, proceeding or investigation is as of the date of this Agreement or as of each Closing Date (such SCHEDULE 5.11 to be updated with respect to the following clause (a) for purposes of the representation as of each Closing Date, which changes shall not be deemed inaccuracies for the purposes of this representation and warranty) pending or, to the knowledge of the Partnership, threatened, against the Partnership, any Partnership Subsidiary, or any of their respective directors or officers which questions (a) the validity of this Agreement or challenges any of the transactions contemplated hereby or (b) otherwise relates to its business or any of the Partnership's Assets, except for any threatened action, suit, demand, claim, hearing or investigation that singly or in the aggregate would not have Partnership Material Adverse Effect.

         5.12. CONTRACTS.

                  (a) Each contract to which the Partnership or the Partnership Subsidiary is a party, including, without limitation, the BANK ONE Contribution Agreement (collectively, the "PARTNERSHIP CONTRACTS") is a valid, binding and enforceable obligation of the Partnership or the Partnership Subsidiary and, to the knowledge of the Partnership, the other party or parties thereto (subject only to the provisions of bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other laws affecting the enforcement generally of creditors' rights and remedies), and is in full force and effect. There are no material oral modifications in effect with respect to any of the Partnership Contracts except as described on SCHEDULE 5.12(a).

         (b) Except as specifically identified in SCHEDULE 5.12(b), neither the Partnership nor the Partnership Subsidiary nor, to the knowledge of the Partnership, the other party or parties thereto, is in breach or non-compliance, or is considered to be in breach or non-compliance by the other party thereto, and no event has occurred or failed to occur which event or failure would, with the passage of time or the giving of notice or both, be a breach, of any term of any of the Partnership Contracts.

         (c) Attached as part of SCHEDULE 5.12(c) are copies of standard forms of Partnership Business Contracts. Except as disclosed on SCHEDULE 5.12(c), no Partnership Business Contract which deviates from the standard forms attached hereto contains, in the aggregate, terms (i) commercially unreasonable or (ii) not customary in similar contracts pertaining to the provision of services provided in the Shareholder Services Business.

         (d) SCHEDULE 5.12(d) sets forth a list of each of the Persons for which the Partnership is currently providing services under Partnership Business Contracts (with such Persons at any time of reference referred to herein as the "PARTNERSHIP CUSTOMERS"). Except as disclosed on SCHEDULE 5.12(d), as of the date of this Agreement and as of each Closing Date (such SCHEDULE 5.12(d) to be updated for purposes of this representation as of the Final Closing Date, which changes shall not be deemed inaccuracies for the purposes of this representation and warranty unless such changes should have been known as of the date of this Agreement or any earlier Closing Date), the Partnership has no knowledge that any Partnership Customer (i) has expressed any material dissatisfaction with the business relationship between such Partnership Customer and the Partnership or the Partnership Subsidiary, as applicable, (ii) has notified the Partnership or the Partnership Subsidiary, as applicable, orally or in writing that it intends to terminate an existing relationship with the Partnership, or seek a payment or reduction in fees or (iii) has informed the Partnership or the Partnership Subsidiary that the transactions contemplated by this Agreement would violate the terms of such contract or entitle such

Partnership Customer to a payment or reduction in fees. Except as set forth in
SCHEDULE 5.12(d), as of the date of this Agreement no Partnership Customer is an Affiliate of the Partnership.

         (e) Except as described on SCHEDULE 5.12(e), no employee of the Partnership or the Partnership Subsidiary has any employment contract or other agreement or arrangement with the Partnership by which such employee is employed by the Partnership or the Partnership Subsidiary on any basis other than as an "at will" employee or by which the Partnership or the Partnership Subsidiary is restricted in any manner from terminating the services of such employee at any time without penalty or payment, subject only to the provisions of the Partnership Employee Benefit Plans. A copy of each such employment contract or other agreement or arrangement is included in SCHEDULE 5.12(e).

         5.13. PARTNERSHIP INTELLECTUAL PROPERTY. (a) SCHEDULE 5.13(a) sets forth a complete list of all Partnership Intellectual Property that is material to the business, results of operations, properties (including intangible properties), assets, liabilities or financial condition of the Partnership Business, specifying in each case the manner in which such Partnership Intellectual Property is protected (including the status of any applications or registrations therefor) and, in the case of Partnership Third Party Intellectual Property, the license or other agreement pursuant to which the Partnership or the Partnership Subsidiary has the right to use such Partnership Third Party Intellectual Property, other than Partnership Third Party Intellectual Property generally available to the public.

                  (b) Except as set forth on SCHEDULE 5.13(b), none of the Partnership Intellectual Property is used by the Partnership or the Partnership Subsidiary or, to the knowledge of the Partnership, any Affiliate of the Partnership (other than in the Partnership Business), and, to the knowledge of the Partnership, neither the Partnership or the Partnership Subsidiary nor any Affiliate of the Partnership has authorized any Person to use any of the Partnership Intellectual Property. The registrations of trademarks, service marks and copyrights and patents listed on SCHEDULE 5.13(a) (such SCHEDULE 5.13(a) to be updated as of each Closing Date, which changes shall not be deemed inaccuracies for the purposes of this representation and warranty unless such changes should have been known as of the date of this Agreement or any earlier Closing Date) are valid, subsisting and maintained in full accordance with applicable law and none have lapsed, expired or been abandoned, provided, that no representation or warranty is made under this sentence with respect to any Partnership Third Party Intellectual Property.

                  (c) Neither the Partnership nor the Partnership Subsidiary has failed to prosecute properly or maintain or otherwise jeopardized the legal protection of any Partnership Intellectual Property that (i) provides a material competitive advantage to it in the Partnership Business and (ii) the legal protection of which is material to the value of such business.

                  (d) There are no Encumbrances on any of the Partnership Intellectual Property. Neither the Partnership nor the Partnership Subsidiary has received any claim or demand asserted in writing by any Person pertaining to the Partnership Intellectual Property, and no proceedings have been instituted or are pending or threatened in writing which challenge the rights of the Partnership or the Partnership Subsidiary in respect thereof. None of the proprietary rights of the Partnership or the Partnership Subsidiary in the Partnership Intellectual Property violates the rights of any Person or is being violated by any other Person, other than violations that would not, individually or in the aggregate, have a Partnership Material Adverse Effect. None of the Partnership Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction or agreement binding on the Partnership restricting the scope of its use by the Partnership or the Partnership Subsidiary (other than restrictions contained in license agreements pursuant to which Partnership Third Party Intellectual Property is used by the Partnership or the Partnership Subsidiary), or, to the knowledge of the Partnership, is subject to any other restriction on the scope of such use. Neither the Partnership nor the Partnership Subsidiary is violating the rights of any Person with respect to any Partnership Intellectual Property.

         5.14. LEASES. The Partnership or the Partnership Subsidiary owns all of the right, title and interest in, to and under the leases of personal and real property used in the operation of the business of the Partnership as it is currently conducted.

         5.15. REGULATORY APPROVALS. The Partnership is not aware of any reason why any of the necessary consents or approvals of governmental authorities referred to in Section 5.7 above or of other non-governmental third parties would not be obtained within a time period sufficient to enable the parties to consummate the transactions contemplated by this Agreement.

         5.16. NON-COMPETITION AGREEMENTS. Except as set forth in SCHEDULE 5.16, neither the Partnership nor the Partnership Subsidiary is a party to or bound by any agreement, written or oral, which is, or as a result of the transactions contemplated hereby, would become applicable to the Partnership or any of its Affiliates or its current or future employees and would in any way limit the ability or authority of the Partnership or any of its Affiliates or its current or future employees to compete with, or engage in, any line of business contemplated to be conducted by the Partnership.

         5.17. ENVIRONMENTAL COMPLIANCE. Except where the failure of any of the following to be true and correct has not had and would not reasonably be expected to have, and as set forth on SCHEDULE 5.17, individually or in the aggregate, a Partnership Material Adverse Effect: (a) each of the Partnership and the Partnership Subsidiary is in compliance with all applicable environmental laws; (b) each of the Partnership and the Partnership Subsidiary has all permits, authorizations and approvals required under any applicable environmental laws and is in compliance with their respective requirements; (c) there are no pending or threatened environmental claims against the Partnership or the Partnership Subsidiary; and (d) under applicable law, there are no circumstances with respect to any operations of the Partnership or the Partnership Subsidiary or the use by either of them of any of its interests in any real property that are reasonably likely to form the basis of an environmental claim against the Partnership or the Partnership Subsidiary.

         5.18. DELTA VANTAGE SYSTEM.

                  (a) The Delta Vantage System and the technical and descriptive materials relating to the acquisition, design, development, use, maintenance or marketing of computer code and program documentation and materials relating to the Delta Vantage System (the "DELTA VANTAGE TECHNICAL DOCUMENTATION") are free and clear of all liens, claims, encumbrances, rights or equities whatsoever of any third party other than liens granted to SSBT and BKB pursuant to the Partnership Credit Agreement. The Delta Vantage System and the Delta Vantage Technical Documentation do not infringe any patent, copyright, or trade secret of any third party. The source code and system specifications for the Delta Vantage System have been maintained by the Partnership, in confidence, have been disclosed by the Partnership, as applicable, only to employees and consultants having "a need to know" the contents thereof in connection with the performance of their duties to the Partnership, and the Partnership has protected the Delta Vantage System and the Delta Vantage Technical Documentation as trade secrets.

         (b) PROCEDURES FOR COPYRIGHT PROTECTION. In no instance has eligibility of the Delta Vantage System or the Delta Vantage Technical Documentation for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

         (c) PERSONNEL AGREEMENTS. No personnel of the Partnership or an Affiliate including employees, agents, consultants, and contractors, have any ownership rights in the Delta Vantage System or the Delta Vantage Technical Documentation.

         (d) ADEQUACY OF DELTA VANTAGE SYSTEM. The Delta Vantage System will perform as it does on the date hereof and is free of any program code errors or defects that would adversely affect the use of the Delta Vantage System by the Partnership or the licensees of the Delta Vantage System.

         (e) THIRD-PARTY COMPONENTS IN DELTA VANTAGE SYSTEM. The Partnership has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials needed to operate the Delta Vantage System and the Delta Vantage Technical Documentation. The Delta Vantage System and the Delta Vantage Technical Documentation contain no other derivative works, programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license.

         (f) THIRD-PARTY INTERESTS OR MARKETING RIGHTS IN DELTA VANTAGE SYSTEM. Neither the Partnership nor any Affiliate has granted, transferred, or assigned any right or interest in the Delta Vantage System to any Person. There are no contracts, agreements, licenses, and other commitments or arrangements in effect with respect to the use, marketing, distribution, licensing, or promotion of the Delta Vantage System.

         5.19. EMPLOYEES. The Partnership has made available to the Contributor a list of all employees of the Partnership Business (the "PARTNERSHIP EMPLOYEES"), showing for each the position held, the period employed by the Partnership or the Partnership Subsidiary, as applicable, and current salary or rate of pay. None of the Partnership Employees is covered by any collective bargaining or similar agreement. There is no strike or other labor dispute pending or, to the knowledge of the Partnership, threatened, against the Partnership or the Partnership Subsidiary, as applicable, which could have a Partnership Material Adverse Effect.

         5.20. INCREMENTAL FEES UNDER PARTNERSHIP BUSINESS CONTRACTS. Neither the Partnership nor the Contributor will be required to pay any incremental fee or penalty under any Partnership Business Contract as a result of the consummation of the transactions contemplated hereby.

         5.21. ABSENCE OF OTHER WARRANTIES. Except as and to the extent expressly set forth in this Agreement, the Partnership (i) makes no representations or warranties whatsoever, and (ii) disclaims any liability and responsibility for any negligent representation, warranty, statement or information made or communicated, by oversight or otherwise (orally or in writing), to the Contributor (including without limitation, any opinion, information, projection, statement or advice which may have been provided to the Contributor by any employee, officer, agent, stockholder or other representative of the Partnership in connection with the transactions contemplated hereby).

For purposes of this Agreement, the term "knowledge of the Partnership" or similar qualifiers shall be limited to the actual knowledge of any of the officers and employees of the Partnership listed on SCHEDULE 5.22 hereto.

                                    ARTICLE 6

                         CERTAIN TRANSITIONAL COVENANTS

         6.1. ORDINARY COURSE OPERATION BY CONTRIBUTOR AND CONTRIBUTOR GP. Contributor agrees that, between the date hereof and the Final Closing Date, it will operate and will cause the Contributor GP to operate the Contributed Business only in the ordinary course on a basis consistent with past practice. Without limiting the generality of the foregoing, Contributor agrees that, unless otherwise consented to by the Partnership:

                  (i) the Contributed Business will be conducted only in the ordinary course;

                  (ii) the insurance on the Contributed Business in place on the date hereof shall be maintained in all material respects, provided such insurance is available;

                  (iii) Contributor will not, and will not permit the Contributor GP to, permit any Encumbrance to be placed upon any of the Acquired Assets, except for permitted liens;

                  (iv) no existing STS Customer Contract with any Customer shall be terminated by Contributor or the Contributor GP (other than by expiration in accordance with its terms) or be materially amended or modified by Contributor or the Contributor GP, unless the Partnership shall have been notified of the same and the Partnership shall have failed to object within ten (10) Business Days of receipt of such notice;

                  (v) Contributor will not, and will not permit the Contributor GP to, do any act or omit to do any act which will cause a material breach of any contract or commitment that is materially related to the Contributed Business;

                  (vi) no Acquired Assets shall be sold or transferred except in the ordinary course; and

                  (vii) no claims of Contributor or the Contributor GP relating to the Contributed Business shall be released or rights of Contributor or the Contributor GP waived except in the ordinary course or, with respect to any material release or waiver relating to a STS Customer Contract, unless the Partnership shall have consented to the same or failed to notify Contributor or the Contributor GP of its objection thereto within ten (10) Business Days after notice thereof to the Partnership.

         In addition, Contributor will, and will cause the Contributor GP to:

                  (x) use all reasonable efforts to preserve the Contributed Business and to keep available the services of its full-time officers and employees involved with the Contributed Business, provided, however, that neither Contributor nor Contributor GP shall be obligated to increase the compensation of any such person;

                  (y) comply in all material respects with all applicable laws, ordinances, rules and regulations relating to the Contributed Business; and

                  (z) maintain the books of account and records of the Contributed Business in the ordinary course and in accordance with past practices.

         6.2. ORDINARY COURSE OPERATION BY THE PARTNERSHIP. The Partnership agrees that, between the date hereof and the Final Closing Date, it will operate, and will cause the Partnership Subsidiary to operate, its respective business only in the ordinary course on a basis consistent with past practice. Without limiting the generality of the foregoing, the Partnership agrees that unless otherwise consented to by the Contributor:

                  (i) except for the consummation of the transactions contemplated by the BANK ONE Contribution Agreement, the Partnership Business will be conducted only in the ordinary course;

                  (ii) the insurance on the Partnership Business in place on the date hereof shall be maintained in all material respects;

                  (iii) no salaries or wages of any officer or employee of the Partnership or any Partnership Subsidiary shall be increased and no bonus, pension, option, incentive or deferred compensation, retirement, death, profit sharing, or similar benefits of the officers or employees of the Business of the Partnership shall be established or increased, except in accordance with past practices (including scheduled periodic increases in the ordinary course);

                  (iv) the Partnership will not permit any Encumbrance to be placed upon any of the Partnership Assets other than pursuant to the Amended and Restated Credit Agreement contemplated by the BANK ONE Contribution Agreement;

                  (v) no existing Partnership Business Contract with any Partnership Customer shall be terminated by the Partnership (other than by expiration in accordance with its terms) or be materially amended or modified by the Partnership, the Partnership Subsidiary or any Partner, unless the Contributor shall have been notified of the same and the Contributor shall have failed to object within ten (10) Business Days of receipt of such notice;

                  (vi) The Partnership will not, and will not permit the Partnership Subsidiary or any Partner to, do any act or omit to do any act which will cause a material breach of any contract or commitment that is materially related to the Partnership Business;

                  (vii) no property of the Partnership shall be sold or transferred except in the ordinary course; and

                  (viii) no claims of the Partnership relating to the Partnership Business shall be released or rights of the Partnership waived except in the ordinary course or, with respect to any material release or waiver relating to a Partnership Business Contract, unless the Contributor shall have consented to the same or failed to notify the Partnership of its objection thereto within 10 Business Days after notice thereof to Contributor.

                  In addition, the Partnership will:

                  (x) use all reasonable efforts to preserve its business and to keep available the services of the full-time officers and employees of the Partnership and the Partnership Subsidiaries involved in such businesses;

                  (y) comply in all material respects with all applicable laws, ordinances, rules and regulations relating to its business; and

                  (z) maintain the books of account and records of its business in the ordinary course in accordance with past practices.

         6.3. COOPERATION. Each of the parties hereto will cooperate in good faith and use reasonable efforts to cause the transactions contemplated by this Agreement and the Related Agreements to be consummated in accordance with the terms and conditions of this Agreement and the Related Agreements. The foregoing obligations in this Section 6.3 shall not be deemed to require any party hereto to waive any right under this Agreement or any Related Agreement.

         6.4. CURRENT INFORMATION. Unless restricted by law, during the period from the date of this Agreement to the Final Closing, each of the parties hereto will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other party hereto with respect to the status of the ongoing operations of the Contributed Business and the Partnership Business. Each party will promptly notify the other of any material change in the normal course of their respective Shareholder Services Business or in the operation of its properties relating thereto and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party which would in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby or by the Related Agreements, and each party will keep the other parties informed with respect to such events. Each party hereto will also notify the other parties hereto of the status of regulatory applications and third party consents related to the transactions contemplated hereby.

         6.5. ACCESS, INFORMATION AND CONFIDENTIALITY.

         (a) Each party hereto shall, and shall cause each of their respective subsidiaries to, with respect to the Shareholder Services Business conducted by each party afford the other party and its representatives (including, without limitation, officers and employees and their authorized agents, counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Final Closing Date to its books, records (including, without limitation, appropriate work papers of independent auditors under normal professional courtesy), properties, personnel and to such other information related to the transactions contemplated herein as either the Partnership may reasonably request, unless restricted by law or by contract.

         (b) Each party to this Agreement shall hold, and shall cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence and use solely for the purpose of consummating the transactions contemplated by this Agreement and for no other purpose including, without limitation, any purpose which is directly or indirectly detrimental to the disclosing party or any of its respective Affiliates, unless disclosure to a banking or other regulatory authority is necessary or appropriate or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, reports, instruments, computer data and other data and information (collectively, "INFORMATION") concerning the other party (or, if required under a contract with a third party, such third party) furnished it by such other party or its representatives pursuant to this Agreement or any other Related Agreement, except to the extent that such Information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) available to such party on a non-confidential basis from a source other than the disclosing party, (c) in the public domain through no fault of such party or (d) later lawfully acquired from other sources by the party to which it was furnished, and none of the parties shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities. In the event that a party to this Agreement becomes compelled to disclose any Information in connection with any necessary regulatory approval or by judicial or administrative process, such party shall provide the party who provided such Information (the "DISCLOSING PARTY") with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that such protective order, or other remedy is not obtained, only that portion of the Information which is legally required to be disclosed shall be so disclosed.

         6.6. CONSENTS AND APPROVALS OF THIRD PARTIES. Each party hereto shall use all reasonable efforts to make all filings with, and obtain all consents and approvals of, any other Person necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         6.7. CONTRIBUTOR GP BOARD OBSERVER. From the date hereof until the Initial Closing Date, the Contributor GP shall be entitled to receive notice of, and to have one non-voting representative present at, all meetings of the Board of Directors of the Partnership. The Contributor GP's representative shall be excused from such meetings while business with or concerning the Contributor or the Contributor GP is to be discussed.

                                    ARTICLE 7

                     CERTAIN ADDITIONAL TRANSITIONAL MATTERS

         7.1 TRANSFERS REQUIRING CONSENT.

         (a) To the extent that any of Contributor or Contributor GP's obligations under any STS Customer Contract is not capable of being delegated by Contributor or the Contributor GP to the Partnership pursuant to this Agreement and the Contributor Shareholder Services Agreement without the consent, approval or waiver of a third Person, and such consent has not been obtained prior to the Contributed Business Closing Date, or if such transfer or attempted transfer would constitute a breach thereof or a violation of any law, rule or regulation, nothing in this Agreement will constitute a transfer or an attempted transfer thereof.

         (b) Notwithstanding anything contained in this Agreement to the contrary, the Contributor or the Contributor GP, as applicable, will not be obligated to delegate to the Partnership any of its obligations in and to any of the STS Customer Contracts referred to in paragraph (a) without first having obtained all consents, approvals and waivers necessary for such delegation. The Contributor or Contributor GP will use all reasonable efforts and the

Partnership will cooperate with the Contributor and the Contributor GP to obtain such consents, approvals and waivers, to resolve the practicalities of transfer referred to in paragraph (a) and to obtain any other consents, approvals and waivers necessary to transfer to the Partnership any obligations under such STS Customer Contracts. Each of the Partnership and the Contributor and the Contributor GP shall bear its own expenses incurred in connection with such efforts.

         (c) In the event that such consents, approvals and waivers to the delegation referred to in paragraph (a) have not been obtained by the Contributor or the Contributor GP, as applicable, prior to the Contributed Business Closing Date, then, unless and until any such STS Customer Contract (collectively, "UNDELEGATED CONTRACTS") is assigned to the Partnership, the Contributor, Contributor GP and the Partnership will use all reasonable efforts to (i) provide to the Partnership the benefits and burdens of any Undelegated Contract referred to in paragraph (a), (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Partnership, including without limitation the appointment of the Partnership as the agent of the Contributor or the Contributor GP for purposes of such Undelegated Contract, and (iii) enforce, at the request of the Partnership and for the account of the Partnership, any rights of the Contributor arising from any such Undelegated Contract (including without limitation the right to elect to terminate such Undelegated Contract in accordance with the terms thereof upon the advice of the Partnership).

         7.2. DST PARTNERSHIP INTEREST. Notwithstanding anything to the contrary herein or in the Partnership Agreement, as in effect from time to time, the Percentage Interest of Contributor or Contributor GP will not be diluted by the issuance of any incremental partnership interest to Bank One pursuant to Section
12.2 of the Bank One Contribution Agreement.

                                    ARTICLE 8

                                    CLOSINGS;
        CONSEQUENCES FOR FAILURE TO TIMELY DELIVER RELEASES FOR TESTING;
            CONSEQUENCES FOR FAILURE TO TIMELY DELIVER FUNCTIONALITY

         8.1. INITIAL CLOSING.

         (a) INITIAL CLOSING DATE. Subject to the terms and conditions set forth herein and in the Development Agreement, the consummation of the contribution of those Acquired Assets comprising Releases 1.1 and 1.2 as contemplated by this Agreement and the Development Agreement shall take place at a closing (the "INITIAL CLOSING") to be held at the Boston, Massachusetts offices of Bingham Dana LLP, on the tenth day after the date of Interim Acceptance of Release 1.2 by the Partnership in accordance with the terms of the Development Agreement or on such other date as shall be agreed to in writing by all of the parties hereto. The date on which the Initial Closing actually occurs is sometimes referred to herein as the "INITIAL CLOSING DATE". In consideration of the contribution by the Contributor to the Partnership of the Acquired Assets comprising Releases 1.1 and 1.2, the Partnership shall, on the Initial Closing Date, issue to the Contributor an undiluted direct 9.5% limited partnership interest in the Partnership and issue to Contributor GP an undiluted direct 0.5% general partnership interest in the Partnership as it exists at such time.

         (b) DELIVERY AT THE INITIAL CLOSING. At the Initial Closing, the Contributor and the Contributor GP shall duly execute and deliver to the Partnership or its designated Affiliate such instruments of assignment or transfer with respect to the Acquired Assets contributed hereby comprising Releases 1.1 and 1.2 as contemplated by the Development Agreement as the Partnership may reasonably request and as may be necessary to vest in the Partnership or its designated Affiliates good record title to all of the Acquired Assets comprising Releases 1.1 and 1.2 contributed pursuant hereto as required under the Development Agreement.

         8.2. INTERIM CLOSING.

         (a) INTERIM CLOSING DATE. Subject to the terms and conditions set forth herein and in the Development Agreement, the consummation of the contribution of those Acquired Assets comprising Release 1.2.5 as contemplated by this Agreement and the Development Agreement shall take place at a closing (the "INTERIM CLOSING") to be held at the Boston, Massachusetts offices of Bingham Dana LLP, on the tenth day after the date of delivery of Release 1.3 by the Contributor to the Partnership in accordance with the terms of the Development Agreement

(provided Interim Acceptance of Release 1.2.5 by the Partnership has occurred in accordance with the Development Agreement) or on such other date as shall be agreed to in writing by all of the parties hereto. The date on which the Interim Closing actually occurs is sometimes referred to herein as the "INTERIM CLOSING DATE". In consideration of the contribution of the Acquired Assets comprising Release 1.2.5, the Partnership shall issue to the Contributor and Contributor GP additional partnership interests in the Partnership so that, upon such issuance, Contributor shall have in the aggregate an undiluted direct 14.5% limited partnership interest in the Partnership and Contributor GP shall have, in the aggregate, an undiluted direct 0.5% general partnership interest in the Partnership as it then exists. The date on which the Interim Closing actually occurs is sometimes referred to herein as the "INTERIM CLOSING DATE".

         (b) DELIVERY AT THE INTERIM CLOSING. At the Interim Closing, the Contributor and the Contributor GP shall duly execute and deliver to the Partnership or its designated Affiliate such instruments of assignment or transfer with respect to the Acquired Assets contributed hereby comprising Release 1.2.5 as the Partnership may reasonably request and as may be necessary to vest in the Partnership or its designated Affiliates good record title to all of the Acquired Assets comprising Release 1.2.5 contributed pursuant hereto as required under the Development Agreement.

         8.3. CONTRIBUTED BUSINESS CLOSING.

         (a) CONTRIBUTED BUSINESS CLOSING DATE. Subject to the terms and conditions set forth herein and in the Development Agreement, the consummation of the contribution of the Contributed Business shall take place at a closing (the "CONTRIBUTED BUSINESS CLOSING") to be held at the Boston, Massachusetts offices of Bingham Dana LLP, on the earlier of (i) April 30, 2000 and (ii) the Delivery Default Closing Date or such other date as mutually agreed to by the parties hereto. The date on which the Contributed Business Closing actually occurs is sometimes referred to herein as the "CONTRIBUTED BUSINESS CLOSING DATE".

         (b) DELIVERY AT THE CONTRIBUTED BUSINESS CLOSING. At the Contributed Business Closing, the Contributor and the Contributor GP shall duly execute and deliver to the Partnership or its designated Affiliate such instruments of assignment or transfer with respect to the Acquired Assets contributed pursuant hereto comprising the Contributed Business as the Partnership may reasonably request and as may be necessary to vest in the Partnership or its designated Affiliates good record title to all of the Acquired Assets comprising the Contributed Business contributed pursuant hereto.

         8.4. FINAL CLOSING.

         (a) FINAL CLOSING DATE. Subject to the terms and conditions set forth herein and in the Development Agreement, the consummation of the contribution of Releases 1.3 and 1.3.5 as contemplated by this Agreement and the Development Agreement shall take place at a closing (the "FINAL CLOSING") to be held at the Boston, Massachusetts offices of Bingham Dana LLP, on the tenth business day after the date of the Final Acceptance by the Partnership of the Fairway System in accordance with the terms of the Development Agreement or on such other date as shall be agreed to in writing by all of the parties hereto. The date on which the Final Closing actually occurs is sometimes referred to herein as the "FINAL CLOSING DATE". In consideration of the contribution of the Acquired Assets comprising Release 1.3, Release 1.3.5 and of all other Acquired Assets comprising the Fairway System and the Contributed Business not previously delivered at any other Closing, the Partnership shall issue to the Contributor and Contributor GP additional partnership interests in the Partnership so that, upon such issuance, Contributor shall have in the aggregate an undiluted direct 19.5% limited partnership interest in the Partnership and Contributor GP shall have, in the aggregate, an undiluted direct 0.5% general partnership interest in the Partnership as it then exists.

         (b) DELIVERY AT THE FINAL CLOSING. At the Final Closing, the Contributor and the Contributor GP shall duly execute and deliver to the Partnership or its designated Affiliate such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets contributed hereby compromising Releases 1.1, 1.2, 1.2.5, 1.3 and 1.3.5, as the Partnership may reasonably request and as may be necessary to vest in the Partnership or its designated Affiliates good record title to all of the Acquired Assets contributed hereby and as required by the Development Agreement which were not previously delivered by the Contributor at any other Closing.

         8.5. CONSEQUENCES FOR FAILURE TO TIMELY DELIVER RELEASES FOR ACCEPTANCE TESTING.

         (a) Notwithstanding anything to the contrary herein, as provided in the Development Agreement, in the event that the delivery of any Release occurs after its scheduled Delivery Date and the expiration of the applicable cure period, and the Contributor is found, pursuant to the Dispute Resolution Procedures set forth in the Development Agreement, at fault for such late delivery (a "DELIVERY DEFAULT"), as its exclusive remedy (i) the Partnership shall have the right to cause Contributor to pay all reasonable costs and expenses of a third party developer to complete the development of any remaining undelivered Functionality in accordance with the Specifications (having reference to the rates quoted by recognized software consultants for similar services on software systems of comparable complexity), and, (ii) the total percentage interest in the Partnership issued to the Contributor shall be reduced from 20% to 15% (an undiluted direct 14.5% limited partner interest and an undiluted direct 0.5% general partner interest).

         (b) DELIVERY DEFAULT CLOSING. Upon the election of the Partnership and subject to the terms and conditions set forth herein and in the Development Agreement, at a closing (the "DELIVERY DEFAULT CLOSING") to be held at the Boston, Massachusetts offices of Bingham Dana LLP on the tenth Business Day after the date of the final determination of the arbitrator in accordance with the terms of the Development Agreement or on such other date as shall be agreed to in writing by all of the parties hereto, the Contributor shall deliver to the Partnership all of the Acquired Assets comprising the Fairway System and the Contributed Business, in each case, to the extent not previously delivered at any other Closing. In consideration of the contribution of such assets, the Partnership shall issue to the Contributor and Contributor GP such amount of additional partnership interests in the Partnership, if any, as shall be required to ensure that, upon such issuance, Contributor shall have in the aggregate an undiluted direct 14.5% limited partnership interest in the Partnership and Contributor GP shall have, in the aggregate, an undiluted direct

0.5% general partnership interest in the Partnership as it then exists. The date on which the Deliver Default Closing actually occurs is sometimes referred to herein as the "DELIVERY DEFAULT CLOSING DATE".

         (c) DELIVERY AT THE DELIVERY DEFAULT CLOSING. At the Delivery Default Closing, the Contributor and the Contributor GP shall duly execute and deliver to the Partnership or its designated Affiliate such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets contributed hereby compromising the Fairway System and the Contributed Business, as the Partnership may reasonably request and as may be necessary to vest in the Partnership or its designated Affiliates good record title to all of the Acquired Assets contributed pursuant hereto and as required by the Development Agreement which were not previously delivered by the Contributor at any other Closing.

         8.6. CONSEQUENCES FOR FAILURE TO OBTAIN FINAL ACCEPTANCE.

         (a) Notwithstanding anything to the contrary herein, as provided in the Development Agreement, in the event that the Fairway System as a whole is not accepted by the Final Acceptance Date set forth in the Development Agreement and the expiration of the applicable cure period, and the Contributor is found, pursuant to the Dispute Resolution Procedures set forth in the Development Agreement, at fault for such failure to obtain Final Acceptance (a "FINAL ACCEPTANCE DEFAULT"), the Partnership shall have as its exclusive remedy the right to cause Contributor to pay all reasonable costs and expenses of a third party developer to complete the development of any remaining unaccepted Functionality in accordance with the Specifications (having reference to the rates quoted by recognized software consultants for similar services on software systems of comparable complexity).

         (b) FINAL ACCEPTANCE DEFAULT CLOSING. In the event of Final Acceptance Default, upon the election of the Partnership and subject to the terms and conditions set forth herein and in the Development Agreement, at a closing (the "FINAL ACCEPTANCE DEFAULT CLOSING") to be held at the Boston, Massachusetts offices of Bingham Dana LLP on the tenth Business Day after the later of (i) the date of Final Acceptance of the Fairway System as completed by the third party developer chosen by the Partnership, pursuant to commercially reasonable criteria, pursuant to the Development Agreement and (ii) the date of final payment by Contributor of all monies owed to such third party developer for completing the Fairway System, the Partnership shall issue to the Contributor and Contributor GP additional partnership interests in the Partnership so that, upon such issuance, Contributor shall have, in the aggregate, an undiluted direct 19.5% limited partnership interest in the Partnership and Contributor GP shall have, in the aggregate, an undiluted direct 0.5% general partnership interest in the Partnership as it then exists. The date on which the Final Acceptance Default Closing actually occurs is sometimes referred to herein as the "FINAL ACCEPTANCE DEFAULT CLOSING DATE".

         (c) DELIVERY AT THE FINAL ACCEPTANCE DEFAULT CLOSING. At the Final Acceptance Default Closing, the Contributor and the Contributor GP shall duly execute and deliver to the Partnership or its designated Affiliate such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets contributed hereby compromising the Fairway System and the Contributed Business, as the Partnership may reasonably request and as may be necessary to vest in the Partnership or its designated Affiliates good record title to all of the Acquired Assets contributed hereby and as required by the Development Agreement which were not previously delivered by the Contributor at any other Closing.

         8.7. CLOSING DEFINITIONS. The Initial Closing, Interim Closing, the Contributed Business Closing, the Delivery Default Closing, the Final Acceptance Default Date and the Final Closing are each referred to herein individually as a "CLOSING " and collectively as the "CLOSINGS". The Initial Closing Date, the Interim Closing Date, the Contributed Business Closing Date, the Delivery Default Closing Date, the Final Acceptance Default Closing Date and the Final Closing Date are each referred to herein individually as a "CLOSING DATE" and collectively as the "CLOSING DATES".

                                    ARTICLE 9

                                   TERMINATION

         9.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Final Closing:

                  (i)      by mutual written consent of the parties hereto;

                  (ii) by Contributor or the Partnership (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein, which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach; or

                  (iii) by Contributor or the Partnership if the Development Agreement shall have been terminated pursuant to the terms thereof.

         9.2. EFFECTS OF TERMINATION. In the event of termination of this Agreement by either the Partnership or Contributor as provided in Section 9.1 above, this Agreement shall forthwith become null and void (other than Section 6.5(b) hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the Partnership or their respective officers or directors to the other, except any liability of the Partnership or Contributor under said Section 6.5(b) and in the event of a willful breach by either party of any representation, warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

                                   ARTICLE 10

                CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP

         10.1. CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP TO CONSUMMATE EACH CLOSING. The obligations of the Partnership to consummate each Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at each Closing, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE AT EACH CLOSING DATE; NO MATERIAL ADVERSE EFFECT. Except as otherwise permitted or contemplated by this Agreement, the representations and warranties of Contributor contained in this Agreement and the Related Agreements shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all material respects at and as of each Closing Date with the same force and effect as though newly made at and as of each Closing Date (except for representations and warranties which by their terms relate solely to a prior date, which representations and warranties shall have been true as of the respective dates thereof and for the respective periods covered thereby). No event or events shall have occurred since December 31, 1996 that, individually or in the aggregate, have had or would reasonably be expected to have a Contributor Material Adverse Effect.

                  (b) OFFICERS CERTIFICATE. Contributor shall have delivered to the Partnership a certificate dated as of such Closing Date signed by an authorized officer of Contributor and certifying the satisfaction of the conditions set forth in this Agreement to be completed prior to or as of such Closing Date.

                  (c) CONSENTS. Any consent, approval or authorization necessary for the consummation of the transaction contemplated hereby by shall have been obtained and shall be in full force and effect on each relevant Closing Date. Except as otherwise set forth in Section 7.1 hereof, all consents of non-governmental third parties required for the consummation of the transactions contemplated hereby at any closing shall have been obtained and shall be in full force and effect the applicable Closing Date.

                  (d) NO LEGAL RESTRAINT. No order, injunction or other legal restraint or prohibition issued by any federal or state banking or other regulatory authority or court of competent jurisdiction shall prohibit the consummation of the transactions contemplated hereby.

                  (e) DELIVERY OF OTHER DOCUMENTS. Contributor shall have furnished the Partnership with such certificates, instruments or other documents in the name or on behalf of Contributor, executed by appropriate officers of Contributor or others, including, without limitation, certificates or correspondence of governmental agencies or authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 10 as the Partnership may reasonably request; PROVIDED, HOWEVER, that any such certificate, instrument or other document so requested by the Partnership shall be of a type that is customary in transactions similar to the transactions contemplated hereby.

         10.2. CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP TO CONSUMMATE THE INITIAL CLOSING. In addition to the satisfaction of the conditions set forth in section 10.1, the obligations of the Partnership to consummate the Initial Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Initial Closing of each of the following conditions:

                  (a) PARTNERSHIP AGREEMENT. BKB, BFDS, BANK ONE, Contributor, BKB Sub, BFDS Sub, BANK ONE Sub and Contributor GP shall have each executed and delivered the Partnership Agreement substantially in the form set forth on SCHEDULE 10.2(a), and such agreement shall be in full force and effect.

                  (b) CONTRIBUTOR'S PERFORMANCE. Each of the obligations of Contributor or Contributor GP to be performed or complied with on or before the Initial Closing Date pursuant to the terms of this Agreement, the Development Agreement or any other related Agreement shall have been duly and fully performed or complied with in all material respects on or before the Initial Closing Date.

                  (c) BANK ONE CLOSING.The transactions contemplated by the BANK ONE Contribution Agreement shall have been consummated at a closing as contemplated therein.

                  (d) FAIRWAY DATA PROCESSING AGREEMENT. The Partnership and the Contributor shall have entered into the Fairway Data Processing Agreement on substantially the terms set forth on EXHIBIT B, and the Fairway Data Processing Agreement shall be in full force and effect.

         10.3. CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP TO CONSUMMATE THE INTERIM CLOSING. In addition to the satisfaction of the conditions set forth in section 10.1, the obligations of the Partnership to consummate the Interim Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Interim Closing of each of the following conditions:

                  (a) CONSUMMATION OF THE INITIAL CLOSING/CONTRIBUTED BUSINESS CLOSING. The Contributor and the Partnership shall have consummated the Initial Closing, and, in the event the Interim Closing is to occur after April 30, 2000, the Contributed Business Closing.

                  (b) CONTRIBUTOR'S PERFORMANCE. Each of the obligations of Contributor to be performed or complied with on or before the Interim Closing Date pursuant to the terms of this Agreement, the Development Agreement or any other Related Agreement shall have been duly and fully performed or complied with in all material respects on or before the Interim Closing Date.

                  (c) AMENDMENT TO PARTNERSHIP AGREEMENT. BKB, BFDS, BANK ONE, Contributor, BKB Sub, BFDS Sub, BANK ONE Sub and Contributor GP shall have each executed and delivered an amendment to Partnership Agreement of the Partnership to reflect the resulting ownership interests of each of the partners.

         10.4. CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP TO CONSUMMATE THE CONTRIBUTED BUSINESS CLOSING. In addition to the satisfaction of the conditions set forth in section 10.1, the obligations of the Partnership to consummate the Contributed Business Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Contributed Business Closing of each of the following conditions:

                  (a) CONTRIBUTOR SHAREHOLDER SERVICES AGREEMENT. The Partnership and the Contributor shall have entered into the Contributor Shareholder Services Agreement on substantially the terms set forth on
         SCHEDULE 10.4(a) (the "CONTRIBUTOR SHAREHOLDER SERVICES AGREEMENT"), and the Contributor Shareholder Services Agreement shall be in full force and effect.

                  (b) STS LICENSE. The Partnership and the Contributor shall have entered into the STS License, and the STS License shall be in full force and effect.

                  (c) STS DATA PROCESSING AGREEMENT. The Partnership and the Contributor shall have entered into the STS Data Processing Agreement on substantially the terms set forth on EXHIBIT D, and the STS Data Processing Agreement shall be in full force and effect.

                  (d) CONTRIBUTOR'S PERFORMANCE. Each of the obligations of Contributor to be performed or complied with on or before the Contributed Business Closing Date pursuant to the terms of this Agreement, the Development Agreement or any other Related Agreement shall have been duly and fully performed or complied with in all material respects on or before the Contributed Business Closing Date.

         10.5. CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP TO CONSUMMATE THE FINAL CLOSING. In addition to the satisfaction of the conditions set forth in section 10.1, the obligations of the Partnership to consummate the Final Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Final Closing of each of the following conditions:

                  (a) CONSUMMATION OF THE INITIAL CLOSING, THE INTERIM CLOSING AND THE CONTRIBUTED BUSINESS CLOSING. The Contributor and the Partnership shall have consummated the Initial Closing, the Interim Closing and the Contributed Business Closing, or in lieu of the Initial Closing or the Interim Closing, the Delivery Default Closing.

                  (b) CONTRIBUTOR'S PERFORMANCE. Each of the obligations of Contributor to be performed or complied with on or before the Final Closing Date pursuant to the terms of this Agreement, the Development Agreement or any other Related Agreement shall have been duly and fully performed or complied with in all material respects on or before the Final Closing Date.

                  (c) AMENDMENT TO PARTNERSHIP AGREEMENT. BKB, BFDS, BANK ONE, Contributor, BKB Sub, BFDS Sub, BANK ONE Sub and Contributor GP shall have each executed and delivered an amendment to Partnership Agreement of the Partnership to reflect the resulting ownership interests of the partners.

         10.6. CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP TO CONSUMMATE THE DELIVERY DEFAULT CLOSING. In addition to the satisfaction of the conditions set forth in Section 10.1, the obligations of the Partnership to consummate the Delivery Default Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Delivery Default Closing of the conditions set forth in Sections 10.2(a), 10.2(d), 10.3(c), 10.4(a), 10.4(b), and 10.4(c) to the extent not satisfied at any prior Closing.

         10.7 CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP TO CONSUMMATE THE FINAL ACCEPTANCE DEFAULT CLOSING. In addition to the satisfaction of the conditions set forth in Section 10.1, the obligations of the Partnership to consummate Final Acceptance Default Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Final Acceptance Default Closing, of the conditions set forth in Sections 10.2(a), 10.2(d), 10.3(c), 10.4(a), 10.4(b), and 10.4(c) to the extent not satisfied at any prior Closing.

                                   ARTICLE 11

                  CONDITIONS TO THE OBLIGATIONS OF CONTRIBUTOR

         11.1 CONDITIONS TO THE OBLIGATIONS OF THE CONTRIBUTOR TO CONSUMMATE EACH CLOSING. The obligations of the Contributor to consummate each Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at each Closing, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE AT EACH CLOSING DATE; NO MATERIAL ADVERSE EFFECT. Except as otherwise permitted or contemplated by this Agreement, the representations and warranties of Partnership contained in this Agreement and the Related Agreements shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all material respects at and as of each Closing Date with the same force and effect as though newly made at and as of each Closing Date (except for representations and warranties which by their terms relate solely to a prior date, which representations and warranties shall have been true as of the respective dates thereof and for the respective periods covered thereby). No event or events shall have occurred since December 31, 1996 that, individually or in the aggregate, have had or would reasonably be expected to have a Partnership Material Adverse Effect.

                  (b) CONSENTS. Any consent, approval or authorization listed on
         SCHEDULE 5.7 shall have been obtained and shall be in full force and effect on each Closing Date. Except as otherwise set forth in Section
         7.1 hereof, all consents of non-governmental third parties required for the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect on each respective Closing Date.

                  (c) NO LEGAL RESTRAINT. No order, injunction or other legal restraint or prohibition issued by any federal or state banking or other regulatory authority or court of competent jurisdiction shall prohibit the consummation of the transactions contemplated hereby.

                  (d) OFFICERS CERTIFICATE. Partnership shall have delivered to the Contributor a certificate dated as of the Initial Closing Date signed by an authorized officer of Partnership and certifying the satisfaction of the conditions set forth in this Agreement to be completed prior to or as of such Closing Date.

                  (e) DELIVERY OF OTHER DOCUMENTS. The Partnership shall have furnished the Contributor with such certificates, instruments or other documents in the name or on behalf of the Partnership, executed by appropriate officers of the Partnership or others, including, without limitation, certificates or correspondence of governmental agencies or authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 11 as the Contributor may reasonably request; PROVIDED, HOWEVER, that any such certificate, instrument or other document so requested by the Contributor shall be of a type that is customary in transactions similar to the transactions contemplated hereby.

         11.2. CONDITIONS TO THE OBLIGATIONS OF THE CONTRIBUTOR TO CONSUMMATE THE INITIAL CLOSING. In addition to the satisfaction of the conditions set forth in section 11.1, the obligations of the Contributor to consummate the Initial Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Initial Closing of each of the following conditions:

                  (a) PARTNERSHIP AGREEMENT. BKB, BFDS, BANK ONE, Contributor, BKB Sub, BFDS Sub, BANK ONE Sub and Contributor GP shall have each executed and delivered the Partnership Agreement substantially in the form set forth on SCHEDULE 10.2(a), and such agreement shall be in full force and effect.

                  (b) PARTNERSHIP'S PERFORMANCE. Each of the obligations of Partnership to be performed or complied with on or before the Initial Closing Date pursuant to the terms of this Agreement, the Development Agreement or any other related Agreement shall have been duly and fully performed or complied with in all material respects on or before the Initial Closing Date.

                  (c) BANK ONE CLOSING. The transactions contemplated by the BANK ONE Contribution Agreement shall have been consummated at a closing as contemplated therein.

                  (d) PROXY AND RETAINED RIGHT LICENSE. Contributor and the Partnership shall have entered into the Proxy and Retained Rights License, and the Proxy and Retained Rights License shall be in full force and effect.

                  (e) FAIRWAY DATA PROCESSING AGREEMENT. The Partnership and the Contributor shall have entered into the Fairway Data Processing Agreement on substantially the terms set forth on EXHIBIT B, and the Fairway Data Processing Agreement shall be in full force and effect.

         11.3. CONDITIONS TO THE OBLIGATIONS OF THE CONTRIBUTOR TO CONSUMMATE THE INTERIM CLOSING. In addition to the satisfaction of the conditions set forth in Section 11.1, the obligations of the Contributor to consummate the Interim Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Interim Closing of each of the following conditions:

                  (a) CONSUMMATION OF THE INITIAL CLOSING/CONTRIBUTED BUSINESS CLOSING. The Partnership and the Contributor shall have consummated the Initial Closing, and, in the event the Interim Closing is to occur after April 30, 2000, the Contributed Business Closing.

                  (b) PARTNERSHIP'S PERFORMANCE. Each of the obligations of Partnership to be performed or complied with on or before the Interim Closing Date pursuant to the terms of this Agreement, the Development Agreement or any other Related Agreement shall have been duly and fully performed or complied with in all material respects on or before the Interim Closing Date.

                  (c) AMENDMENT TO PARTNERSHIP AGREEMENT. BKB, BFDS, BANK ONE, Contributor, BKB Sub, BFDS Sub, BANK ONE Sub and Contributor GP shall have each executed and delivered an amendment to Partnership Agreement of the Partnership to reflect the resulting ownership interests of the parties.

         11.4. CONDITIONS TO THE OBLIGATIONS OF THE CONTRIBUTOR TO CONSUMMATE THE CONTRIBUTED BUSINESS CLOSING. In addition to the satisfaction of the conditions set forth in section 11.1, the obligations of the Contributor to consummate the Contributed Business Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Contributed Business Closing of each of the following conditions:

                  (a) CONTRIBUTOR SHAREHOLDER SERVICES AGREEMENT. The Partnership and the Contributor shall have entered into the Contributor Shareholder Services Agreement, and the Contributor Shareholder Services Agreement shall be in full force and effect.

                  (b) STS LICENSE. The Partnership and the Contributor shall have entered into the STS License, and the STS License shall be in full force and effect.

                  (c) STS DATA PROCESSING AGREEMENT. The Partnership and the Contributor shall have entered into the STS Data Processing Agreement on substantially the terms set forth on EXHIBIT D, and the STS Data Processing Agreement shall be in full force and effect.

                  (d) PARTNERSHIP'S PERFORMANCE. Each of the obligations of Partnership to be performed or complied with on or before the Contributed Business Closing Date pursuant to the terms of this Agreement, the Development Agreement or any other Related Agreement shall have been duly and fully performed or complied with in all material respects on or before the Contributed Business Closing Date.

         11.5. CONDITIONS TO THE OBLIGATIONS OF THE CONTRIBUTOR TO CONSUMMATE THE FINAL CLOSING. In addition to the satisfaction of the conditions set forth in section 11.1, the obligations of the Contributor to consummate the Final Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Final Closing of each of the following conditions:

                  (a) CONSUMMATION OF THE INITIAL CLOSING, INTERIM CLOSING AND THE CONTRIBUTED BUSINESS CLOSING. The Partnership and the Contributor shall have consummated the Initial Closing and the Contributed Business Closing, or in lieu of the Initial Closing or the Interim Closing, the Delivery Default Closing.

                  (b) PARTNERSHIP'S PERFORMANCE. Each of the obligations of Partnership to be performed or complied with on or before the Final Closing Date pursuant to the terms of this Agreement, the Development Agreement or any other Related Agreement shall have been duly and fully performed or complied with in all material respects on or before the Final Closing Date.

                  (c) AMENDMENT TO PARTNERSHIP AGREEMENT. BKB, BFDS, BANK ONE, Contributor, BKB Sub, BFDS Sub, BANK ONE Sub and Contributor GP shall have each executed and delivered an amendment to Partnership Agreement of the Partnership to reflect the resulting ownership interests of the partners.

         11.6. CONDITIONS TO THE OBLIGATIONS OF THE CONTRIBUTOR TO CONSUMMATE THE DELIVERY DEFAULT CLOSING. In addition to the satisfaction of the conditions set forth in Section 11.1, the obligations of the Contributor to consummate the Delivery Default Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Delivery Default Closing, of the conditions set forth in Sections 11.2(a), 11.2(d), 11.3(c), 11.4(a), 11.4(b) and 11.4(c), to the extent not satisfied at any prior Closing.

         11.7. CONDITIONS TO THE OBLIGATIONS OF THE CONTRIBUTOR TO CONSUMMATE THE FINAL ACCEPTANCE DEFAULT CLOSING. In addition to the satisfaction of the conditions set forth in Section 11.1, the obligations of the Partnership to consummate the Final Acceptance Default Closing, as the case may be, under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at the Final Acceptance Default Closing, Sections 11.2(a), 11.2(d), 11.3(c), 11.4(a), 11.4(b) and 11.4(c), to the extent not satisfied at any prior Closing.

                                   ARTICLE 12

                                 INDEMNIFICATION

         12.1. INDEMNITY BY THE CONTRIBUTOR. (a) Contributor agrees to indemnify and hold the Partnership, and its Affiliates, employees, officers, directors, controlling persons, successors and assigns, harmless from and with respect to any and all claims, liabilities, losses, damages, diminution in value, costs and expenses, including without limitation the reasonable fees and disbursements of counsel and expert witnesses, net of insurance proceeds received (collectively, the "CONTRIBUTOR LOSSES"), related to or arising directly or indirectly out of
(i) any inaccuracies in any representation or warranty made by Contributor in this Agreement or the Development Agreement, determined without regard to any qualifier relating to knowledge, materiality or Material Adverse Effect or any similar qualifier and only to the extent that Contributor Losses relating to or arising directly or indirectly out of such inaccuracies exceed $100,000 in the aggregate, (ii) any failure or breach by Contributor of any covenant, obligation, or undertaking made by Contributor in this Agreement or the Development Agreement, (iii) liabilities of Contributor or Contributor GP relating to employee benefit plans of the Contributor or the Contributor GP (iv) the operation of the Contributed Business by Contributor or Contributor GP or any predecessor of any such Person prior to the Final Closing, including all civil, criminal, administrative or other regulatory governmental action, suit, demand, claim (including employee or employment claims), hearing, proceeding or investigation, or (v) the Retained Liabilities.

         (b) In addition, the Contributor agrees to indemnify and hold the Partnership, and its Affiliates, employees, officers, directors, controlling persons, successors and assigns, harmless from and with respect to any and all Contributor Losses relating to or arising directly or indirectly out of any claim made, or any suit, action, investigation, demand or proceeding brought against the Partnership or any of its Affiliates relating to or arising out of any act or omission by Contributor or the Contributor GP any predecessor of any such Person or any such Person's agents, directors, officers, employees or representatives or relating to the Contributed Business on or before the Final Closing Date.

         12.2. INDEMNITY BY THE PARTNERSHIP. (a) The Partnership agrees to indemnify and hold Contributor, and Contributor GP, and their Affiliates, employees, officers, directors, controlling persons, successors and assigns, harmless from and with respect to any and all claims, liabilities, losses, damages, diminution in value, costs and expenses, including without limitation the reasonable fees and disbursements of counsel and expert witnesses, net of insurance proceeds received (collectively, the "PARTNERSHIP LOSSES"), related to or arising directly or indirectly out of (i) any liabilities incurred by Contributor in connection with the performance after the Contributed Business Closing of the Contributed Business Contracts by the Partnership; (ii) the operation of the Contributed Business by the Partnership after the Contributed Business Closing, except in the case of any Partnership Losses arising out of an event as to which the Partnership is itself indemnified under any other Related Agreement by the party indemnified by the Partnership pursuant to this Section 12.2

         (b) The Partnership agrees to indemnify and hold Contributor and its Affiliates, employees, officers, directors, controlling persons, successors and assigns, harmless from and with respect to any and all Partnership Losses related to or arising directly or indirectly out of (i) any inaccuracies in any representation or warranty made by the Partnership in this Agreement or the Development Agreement, determined without regard to any qualifier relating to knowledge, materiality or Material Adverse Effect or any similar qualifier and only to the extent that Partnership Losses relating to or arising directly or indirectly out of such inaccuracies exceed $100,000 in the aggregate, (ii) any failure or breach by the Partnership of any covenant, obligation, or undertaking made by the Partnership in this Agreement or the Development Agreement; PROVIDED, HOWEVER, that for such liabilities delineated in clauses 12.2(b)(i) and 12(b)(ii), the Partnership shall indemnify the Contributor for Partnership Losses net of any recovery by the Partnership from any indemnity to the Partnership from BKB, BFDS or BANK ONE for such liabilities by increasing the Contributor's limited partnership interest in the Partnership by the "Contributor's Lost Interest" which is equal to (1) the Contributor's partnership interest multiplied by the difference between (x) the Partnership Loss, net of any recovery by the Partnership from any indemnity to the Partnership from BKB, BFDS or BANK ONE from such liabilities minus (y) any tax benefits attributable to such Partnership Loss divided by (2) the Fair Market Value of the Partnership. For purposes of this section 12.2(b), "Fair Market Value" shall be the appraised value of the Partnership for the fiscal year most recently ended.

         (c) Attached hereto as EXHIBIT F, for illustrative purposes only, is an example of the calculation of Partnership indemnification calculated pursuant to Sections 12(b)(i) and 12.2(b)(ii).

         12.3. CLAIMS.

         (a) Any party seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall promptly notify the party hereto obligated to provide indemnification hereunder (the "INDEMNIFYING PARTY") of any action, suit, proceeding, demand or breach (a "CLAIM") with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 12 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "THIRD PARTY CLAIM"), upon receipt of such notice from the Indemnified Party the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim:

                  (i) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and

                  (ii) there is no conflict of interest which would make separate representation by the Indemnified Party's own counsel advisable.

The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

         (b) In the event of any Claim under Section 12.1 or 12.2 hereof, the Indemnified Party shall advise the Indemnifying Party in writing of the amount and circumstances surrounding such Claim. With respect to liquidated Claims, if within thirty (30) days the Indemnifying Party has not contested such Claim in writing, the Indemnifying Party will pay the full amount thereof within ten (10) days after the expiration of such period.

         12.4. TIME LIMITS. No claim for indemnification under this Article 12 may be asserted for the first time for any breach of any representation or warranty after the third anniversary of the earlier of the Delivery Default Closing Date or Final Closing Date.

         12.5. EXCLUSIVE REMEDY; DAMAGE LIMITATIONS. Contributor and the Partnership acknowledge and agree that, except as set forth in Section 8.5 and with respect to a Delivery Default and Section 8.6 with Respect to the Final Acceptance Default, and except for the right to seek specific performance of covenants and other agreements, the indemnification rights and remedies available to each party under this Article 12 shall be the sole and exclusive rights and remedies of the Partnership and Contributor with respect to any Contributor Losses or Partnership Losses arising out of or relating in any way to (i) any breach of this Agreement, (ii) the acquisition of the Contributed Business by the Partnership and the acquisition of their interests in the Partnership by Contributor and Contributor GP, or (iii) the consummation of the transactions contemplated hereby (collectively, the "SUBJECT LOSSES"), including, without limitation, any claims, rights or remedies for negligent misrepresentation. Without limiting the generality of the foregoing, except as specifically authorized by this Article 12, the Partnership and Contributor hereby waive, release and disclaim any claims, rights or remedies arising in tort, by statute, or otherwise, with respect to the Subject Losses. As provided in Section 13.6, in no event shall the Partnership or Contributor be entitled to recover from the other party hereto for incidental, consequential, exemplary or punitive damages, and for all purposes of this

Agreement, neither the term "CONTRIBUTOR LOSSES" nor the term "PARTNERSHIP LOSSES" shall be deemed to include any such damages.

                                   ARTICLE 13

                                     GENERAL

         13.1. EXPENSES. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and the Related Agreements and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

         13.2. NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

         If to the Contributor:

         DST Systems, Inc.
         333 West 11th Street
         5th Floor
         Kansas City, Missouri  64105
                  Attention:        President

         with a copy sent contemporaneously to:

         DST Systems, Inc.
         333 West 11th Street
         5th Floor
         Kansas City, Missouri  64105
                  Attention:        Legal Department


         If to the Partnership:

         Boston EquiServe Limited Partnership
         150 Royall Street
         Canton, MA 02021
                  Attention:        Chief Executive Officer

         with a copy sent contemporaneously to:

         Boston Financial Data Services, Inc.
         2 Heritage Drive
         North Quincy, MA  02171
                  Attention:        David M. Elwood, Esq.
                                    Senior Counsel

         and

         Bingham Dana LLP
         150 Federal Street
         Boston, MA  02110
                  Attention:        Norman J. Shachoy, Esq.

         13.3. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto), together with the Development Agreement and the other Related Agreements, contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto, as applicable. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. Each of the parties hereto further acknowledge and agree that, in entering into this Agreement and entering into the Related Agreements, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

         13.4. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

         13.5. CONSENT TO JURISDICTION. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement shall be brought, non-exclusively in a court of competent jurisdiction of the State of Delaware. By execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding.

         13.6. WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE DEVELOPMENT AGREEMENT OR

ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

         13.7. SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         13.8. ASSIGNS. This Agreement, the Development Agreement and the other Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto or thereto.

         13.9. NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties and their respective successors, if any, hereto, any rights or remedies under or by reason of this Agreement.

         13.10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.11. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         13.12. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         13.13. SURVIVAL. The representations and warranties of each of the Partnership and Contributor contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the Final Closing and the consummation of the transactions contemplated hereby until the third anniversary of the Final Closing Date.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                                         DST SYSTEMS, INC.


                                         By:   /s/ Thomas A. McCullough
                                            -----------------------------------
                                            Name:  Thomas A. McCullough
                                            Title: Executive Vice President


                                         BOSTON EQUISERVE LIMITED PARTNERSHIP


                                         By:   /s/ Joseph L. Hooley
                                            -----------------------------------
                                            Name:  Joseph L. Hooley
                                            Title: Chairman of the Board